SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2001

TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-27312	25-1537134

(Commission File Number)	(IRS Employer Identification No.)

493 Nixon Road, Cheswick, Pennsylvania, 15024
(Address of Principal Executive Offices)

(412)-820-1400
(Registrant’s Telephone Number Including Area Code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On September 30, 2001, Tollgrade Communications, Inc. (“Tollgrade”) completed the acquisition of the software assets of the MLT LoopCare test system business from Lucent Technologies, Inc. (“Lucent”) for approximately $60 million in cash. The transaction was consummated pursuant to an Asset Purchase Agreement, entered into on September 28, 2001. The assets consisted principally of software and related computer equipment. The equipment was used by Lucent in support of the software and Tollgrade presently intends to continue to use the equipment for the same purpose. The purchase price of $60 million in cash was arrived at by negotiation among the parties. Tollgrade used available cash and short-term investments to finance the acquisition.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) The financial statements of the LoopCare business will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

      (b) The pro forma financial information of Tollgrade reflecting the LoopCare business acquisition will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must filed.

      (c) Exhibits.

Exhibit 2.1	Asset Purchase Agreement, by and between Tollgrade Communications, Inc. and Lucent Technologies Inc., dated as of September 28, 2001.

Exhibit 99.1	Press release dated September 28, 2001.

Exhibit 99.2	Press release dated September 30, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

(Registrant)

By /s/ Christian L. Allison

Christian L. Allison
Chief Executive Officer

Date: October 15, 2001

EXHIBIT INDEX
(Pursuant to Item 601 of Regulation S-X)

Exhibit Number	Description and Method of Filing

2.1	Asset Purchase Agreement, by and between Tollgrade Communications, Inc. and Lucent Technologies Inc., dated as of September 28, 2001 (excluding Exhibits and Schedules), filed herewith.

99.1	Press release dated September 28, 2001, filed herewith.

99.2	Press release dated September 30, 2001, filed herewith.